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                                  EXHIBIT 23.3



        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 5, 2003 related to the consolidated financial statements of Gen-Net Lease Income Trust, Inc., our report dated September 22, 2003 related to Statement of Revenue and Certain Expenses of the Harahan Fed-Ex Property, our report dated September 24, 2003 related to Statement of Revenue and Certain Expenses of the United States Border Patrol Station - Harlingen, Texas and our report dated September 24, 2003 related to Statement of Revenue and Certain Expenses of the United States Immigration and Naturalization Services District Office - Harlingen, Texas, in Amendment No. 1 to the Registration Statement (Form S-11 No. 333-109565) and related Prospectus of Government Properties Trust, Inc. for the registration of 11,500,000 shares of its common stock.



                                                  ERNST & YOUNG LLP



November 21, 2003
Chicago, Illinois